Exhibit 5.1

Paul D. Chestovich, Esq.

(651) 235-7536	pdchestovich@gmail.com	1800 Goodrich Avenue, Saint Paul MN 55105

August 27, 2025

Via Electronic Mail

Board of Directors

Sui Group Holdings Limited

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Re:	Registration Statement on Form S-1

Gentlemen:

I have acted as counsel to Sui Group Holdings Limited, a Minnesota corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-289438) (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and relating to the proposed resale of an aggregate of 94,026,755 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), of which:

(i)	75,881,625 shares of Common Stock are issued and outstanding (the “Outstanding Shares”);

(ii)	7,144,205 shares of Common Stock are issuable upon the exercise of Pre-Funded Warrants;

(iii)	3,113,469 shares of Common Stock are issuable upon the exercise of Lead Investor Warrants;

(iv)	3,113,469 shares of Common Stock are issuable upon the exercise of Foundation Investor Warrants;

(v)	1,245,388 shares of Common Stock are issuable upon the exercise of Management Warrants;

(vi)	207,565 shares of Common Stock are issuable upon the exercise of Advisor Warrants;

(vii)	3,113,469 shares of Common Stock are issuable upon the exercise of Placement Agent Warrants (as defined in the Registration Statement); and

Opinion Letter

August 27, 2025

(viii)	207,565 shares of Common Stock are issuable upon the exercise of Director Warrants.

Capitalized terms defined in the Registration Statement and used, but not otherwise defined herein, have the meanings set forth in the Registration Statement. In this option, the Pre-Funded Warrants, Lead Investor Warrants, Foundation Investor Warrants, Management Warrants, Advisor Warrants, Placement Agent Warrants and Director Warrants are collectively referred to as the “Warrants,” and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares.”

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

For purposes of this opinion letter, I have examined copies of such agreements, instruments and documents as I have deemed appropriate as a basis upon which to render the opinions hereinafter expressed. In my examination of such documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). As to all matters of fact, I have relied on the representations and statements of fact made in the documents so reviewed, and I have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Minnesota Business Corporation Act, as amended. The undersigned expressed no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon, subject to and limited by the foregoing, the undersigned is of the opinion that (i) the Outstanding Shares are validly issued, fully paid and non-assessable shares of capital stock of the Company, (ii) the Warrant Shares, when issued upon full payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable shares of capital stock of the Company.

This opinion letter has been prepared for use in connection with the Registration Statement. This opinion has been prepared solely in connection with the filing of the Registration Statement and may not be used or relied upon by any other person or for any other purpose without the prior written consent of the undersigned.

The undersigned does not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur.

Opinion Letter

August 27, 2025

The undersigned hereby consents to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the reference to the undersigned under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. The giving of such consent is not an admission that the undersigned is in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ Paul Chestovich